EXHIBIT 99.1

Lakeland Bancorp Announces Record Quarterly and Year-End 2022 Earnings

OAK RIDGE, N.J., Jan. 26, 2023 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $33.6 million and earnings per diluted share ("EPS") of $0.51 for the three months ended December 31, 2022, compared to net income of $22.2 million and diluted EPS of $0.43 for the fourth quarter of 2021. For the fourth quarter of 2022, annualized return on average assets was 1.26%, annualized return on average common equity was 12.19% and annualized return on average tangible common equity was 16.42%.

For the year ended December 31, 2022, the Company reported net income of $107.4 million, a 13% increase compared to $95.0 million for 2021, resulting in return on average assets of 1.04%, return on average common equity of 9.80%, and return on average tangible common equity of 13.17% for 2022. For 2022, the Company reported diluted EPS of $1.63 compared to diluted EPS of $1.85 for 2021.

Excluding $8.6 million of merger-related expenses, for our January 2022 acquisition of 1st Constitution Bancorp and our pending merger with Provident Financial Services, Inc. ("Provident Financial"), net income for the year ended December 31, 2022, was $114.3 million, resulting in $1.74 diluted EPS. Excluding merger-related expenses, return on average assets was 1.11%; return on average common equity was 10.43%; and return on average tangible common equity was 14.02%. See "Supplemental Information - Reconciliation of Net Income" for a reconciliation of these non-GAAP financial measures.

The current year results include a $77.8 million increase in net interest income, offset by increases in non-interest expenses and the provision for credit losses of $47.5 million and $19.4 million, respectively. Fourth quarter 2022 results were favorably impacted by a $22.6 million, or 38%, increase in net interest income and a $3.2 million reduction in the provision for credit losses offset by a $9.8 million increase in non-interest expenses compared to the fourth quarter of 2021.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "2022 was an exceptional year for Lakeland Bancorp despite the economic uncertainty and rapidly changing interest rate conditions. Through the acquisition of 1st Constitution Bancorp in January 2022, we expanded Lakeland's presence into the fastest growing markets in New Jersey and eclipsed $10 billion in total assets. During the year we experienced strong organic loan growth of $790 million while continuing to improve upon our already excellent asset quality. We finished 2022 with record quarterly and annual earnings and total asset growth of 32%. All of these achievements are directly related to the hard work of our dedicated Lakeland associates and we are extremely proud of their accomplishments."

Regarding the announced merger with Provident Financial, Mr. Shara continued, "We are awaiting shareholder and regulatory approvals and continue to work to combine the companies into a preeminent super-community bank with an unwavering commitment to associates, customers and our communities."

Full Year 2022 Highlights

  Total assets grew $2.59 billion or 32% to $10.78 billion at December 31, 2022, including $1.97 billion due to the acquisition of 1st Constitution.
  Loan growth for 2022 was very robust at $1.89 billion or 32% resulting from acquired 1st Constitution loans totaling $1.10 billion and organic net loan growth of $794.6 million.
  Net interest margin for 2022 increased 11 basis points to 3.24% compared to 2021 due primarily to increases in yields of interest-earning assets.
  Net loan charge-offs for the year totaled $7.5 million, or 0.10% of average loans, of which $7.6 million were charge-offs of purchased credit deteriorated loans acquired from 1st Constitution.

Net Interest Margin and Net Interest Income

Net interest margin for the fourth quarter of 2022 of 3.28% increased 30 basis points compared to the fourth quarter of 2021 and remained flat compared to the third quarter of 2022. The increase compared to the fourth quarter of 2021 was primarily a result of an increase in the yield on loans and securities as well as an increase in loan balances, offset by an increase in interest-bearing liability balances and rates paid on those balances. Net interest margin for the full year of 2022 of 3.24% increased 11 basis points compared to 3.13% for 2021 for the same reasons as the fourth quarter comparison.

The yield on interest-earning assets for the fourth quarter of 2022 was 4.31% compared to 3.22% for the fourth quarter of 2021 and 3.90% for the third quarter of 2022. Yields on all categories of interest-earning assets increased when compared to the fourth quarter 2021, due primarily to the increases in market interest rates during 2022. In addition, average balances of interest-earning loans and securities increased by $1.83 billion and $721.6 million, respectively, and average balances of federal funds sold decreased by $500.0 million when compared to the fourth quarter of 2021. The increase in yield on interest-earning assets when compared to the third quarter of 2022 was due primarily to an increase in the yield on loans and securities and increased loan balances. The yield on interest-earning assets for 2022 was 3.77% compared to 3.43% for 2021 resulting primarily from an increase in the yields on interest earning assets and increased balances of loans and securities.

The cost of interest-bearing liabilities increased in the fourth quarter of 2022 to 1.50% compared to 0.33% for the fourth quarter of 2021 and 0.94% for the third quarter of 2022. The cost of interest-bearing liabilities for 2022 was 0.80% compared to 0.42% during the same period in 2021. The increase in the cost of interest-bearing liabilities in 2022 compared to prior periods was largely driven by increases in market interest rates. Additionally, the Company's total average overnight borrowings increased during 2022 and the Company paid higher rates on those borrowings.

Net interest income increased to $81.6 million for the fourth quarter of 2022 compared to $59.0 million for the fourth quarter of 2021, due primarily to the growth of interest-earning assets at higher yields, partially offset by higher rates paid on interest-bearing liabilities. Net interest income for 2022 was $312.6 million, as compared to $234.8 million for 2021 due to the same reasons discussed in the quarterly comparison.

Noninterest Income

Noninterest income increased $1.2 million to $7.0 million for the fourth quarter of 2022 from $5.9 million for the fourth quarter of 2021. Commissions and fees in the fourth quarter of 2022 increased $266,000 compared to the same period in 2021 due primarily to increases in investment commission income and commercial loan fees. Gain on sales of loans in the fourth quarter of 2022 decreased $130,000 due primarily to the Company retaining more originated residential mortgage loans in the loan portfolio. The Company recorded $466,000 in swap income in the fourth quarter of 2022 compared to none during the same period in 2021 due primarily to changes in the yield curve which increased the demand for swap transactions during 2022.

For 2022, noninterest income increased $5.7 million to $28.1 million compared to 2021. Service charges on deposit accounts increased $1.1 million compared to 2021 due primarily to increases in debit card income. Commissions and fees in 2022 increased $2.2 million compared to 2021 due to increases in investment commission income and commercial loan fees. Income on bank owned life insurance increased $1.3 million due primarily to death benefits received during 2022. Gains on sales of loans and swap income increased $501,000 and $942,000, respectively, compared to 2021.

Noninterest Expense

Noninterest expense totaled $45.4 million for the fourth quarter of 2022, an increase of $9.8 million compared to the fourth quarter of 2021. Compensation and employee benefit expense in the fourth quarter of 2022 increased $6.7 million, or 33%, compared to the fourth quarter of 2021 due primarily to staff additions and normal merit increases, as well as $772,000 of additional expense to accelerate the vesting of executive equity awards. In the fourth quarter of 2022, premises and equipment expense increased $1.5 million due primarily to additional rent, property tax and maintenance expenses from 1st Constitution properties and data processing expense decreased $147,000 due primarily to credits received from service providers compared to the fourth quarter of 2021. In the fourth quarter of 2022, merger-related costs included $533,000 for the merger with Provident Financial, while the fourth quarter of 2021 included $710,000 in merger-related costs for the acquisition of 1st Constitution Bancorp.

For 2022, noninterest expense increased $47.5 million to $188.2 million compared to $140.8 million for 2021 due primarily to compensation and employee benefit expense which increased $25.6 million, or 31%. The increase in compensation and employee benefits expense was due primarily to the same reasons discussed in the quarterly comparison. Premises and equipment expense in 2022 increased $6.1 million due to the same reason discussed in the quarterly comparison. Noninterest expense in 2022 included merger-related expenses of $8.6 million compared to $1.8 million in 2021. Additionally, noninterest expense in 2021 included $831,000 in long-term debt extinguishment costs compared to none in 2022.

Income Tax Expense

The effective tax rate for the fourth quarter of 2022 was 27.1% compared to 23.4% for the fourth quarter of 2021. The effective tax rate for both 2022 and 2021 was 25.4%. The effective tax rate for the fourth quarter of 2022 was primarily a result of the tax implications of executive accelerated vesting awards as well as tax-advantaged items decreasing as a percentage of pretax income.

Financial Condition

At December 31, 2022, total assets were $10.78 billion, an increase of $2.59 billion, or 32%, compared to December 31, 2021. For the year ended December 31, 2022, total loans increased $1.89 billion, including $1.10 billion from 1st Constitution, to $7.87 billion, while investment securities increased $416.1 million, including $342.3 million from 1st Constitution, to $2.04 billion. On the funding side, total deposits increased $1.60 billion, while borrowings increased $637.6 million to $948.1 million for the year ended December 31, 2022. At December 31, 2022, total loans as a percent of total deposits was 91.8%.

Asset Quality

At December 31, 2022, non-performing assets remained low at $17.4 million, 0.16% of total assets, compared to $17.0 million, 0.21% of total assets, at December 31, 2021. Non-accrual loans as a percent of total loans decreased to 0.22% at December 31, 2022 compared to 0.28% at December 31, 2021. At December 31, 2022, the allowance for credit losses was $70.3 million, 0.89% of total loans compared to $58.0 million, 0.97% of total loans, at December 31, 2021. The increase in the allowance from 2021 was primarily due to the initial allowance for credit losses on PCD loans acquired from 1st Constitution. In the fourth quarter of 2022, the Company had net charge-offs of $79,000, or 0.00% of average loans, annualized, compared to net recoveries of $181,000, or 0.01% of average loans, annualized, for the same period in 2021. Provision for credit losses on loans for the fourth quarter of 2022 was a provision of $1.5 million compared to a benefit of $87,000 in the fourth quarter of 2021. Provision for credit losses on investments for the fourth quarter of 2022 was a benefit of $3.9 million compared to a provision of $31,000 for the same period in 2021.

Capital

At December 31, 2022, stockholders' equity increased 34% to $1.1 billion as compared to $827.0 million at December 31, 2021. Lakeland Bancorp remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.16% at December 31, 2022. Book value per common share and tangible book value per common share were $17.09 and $12.76, respectively, compared to $16.34 and $13.21 at December 31, 2021 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). On January 24, 2023, the Company declared a quarterly cash dividend of $0.145 per share to be paid on February 16, 2023, to shareholders of record as of February 6, 2023.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; credit risks of the Company’s lending and leasing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.78 billion in total assets at December 31, 2022. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except per share amounts)	2022	2021	2022	2021
Income Statement
Net interest income	$81,640	$59,029	$312,615	$234,835
(Provision) benefit for credit losses	2,760	(408)	(8,514)	10,896
Gain on investment securities transactions, net	—	—	—	9
Gain on sales of loans	269	399	2,765	2,264
Gain (loss) on equity securities	11	(94)	(1,302)	(285)
Other noninterest income	6,743	5,559	26,636	20,373
Long-term debt extinguishment costs	—	—	—	(831)
Merger-related expenses	(533)	(710)	(8,606)	(1,782)
Other noninterest expense	(44,837)	(34,840)	(179,602)	(138,144)
Pretax income	46,053	28,935	143,992	127,335
Provision for income taxes	(12,476)	(6,765)	(36,623)	(32,294)
Net income	$33,577	$22,170	$107,369	$95,041

Basic earnings per common share	$0.51	$0.43	$1.64	$1.85
Diluted earnings per common share	$0.51	$0.43	$1.63	$1.85
Dividends paid per common share	$0.145	$0.135	$0.570	$0.530
Weighted average shares - basic	64,854	50,647	64,624	50,624
Weighted average shares - diluted	65,222	50,959	64,918	50,870

Selected Operating Ratios
Annualized return on average assets	1.26%	1.06%	1.04%	1.19%
Annualized return on average common equity	12.19%	10.70%	9.80%	11.95%
Annualized return on average tangible common equity (1)	16.42%	13.26%	13.17%	14.93%
Annualized yield on interest-earning assets	4.31%	3.22%	3.77%	3.43%
Annualized cost of interest-bearing liabilities	1.50%	0.33%	0.80%	0.42%
Annualized net interest spread	2.81%	2.89%	2.97%	3.01%
Annualized net interest margin	3.28%	2.98%	3.24%	3.13%
Efficiency ratio (1)	49.67%	53.19%	51.79%	53.23%
Stockholders' equity to total assets			10.28%	10.09%
Book value per common share			$17.09	$16.34
Tangible book value per common share (1)			$12.76	$13.21
Tangible common equity to tangible assets (1)			7.88%	8.31%

Asset Quality Ratios			December 31, 2022	December 31, 2021
Ratio of allowance for credit losses on loans to total loans			0.89%	0.97%
Non-performing loans to total loans			0.22%	0.28%
Non-performing assets to total assets			0.16%	0.21%
Net charge-offs to average loans			0.10%	0.04%
(1) See Supplemental Information - Non-GAAP Financial Measures

Selected Balance Sheet Data at Period End			2022	2021
Loans			$7,866,050	$5,976,148
Allowance for credit losses on loans			70,264	58,047
Investment securities			2,037,386	1,621,329
Total assets			10,783,840	8,198,056
Total deposits			8,567,471	6,965,823
Short-term borrowings			728,797	106,453
Other borrowings			219,264	204,043
Stockholders' equity			1,108,587	827,014

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Selected Average Balance Sheet Data
Loans	$7,729,510	$5,902,152	$7,376,839	$6,003,325
Investment securities	2,145,252	1,423,650	2,128,870	1,160,503
Interest-earning assets	9,923,173	7,874,181	9,694,234	7,516,662
Total assets	10,534,884	8,332,637	10,307,245	7,974,905
Noninterest-bearing demand deposits	2,240,197	1,775,119	2,267,867	1,671,889
Savings deposits	1,001,870	670,039	1,094,399	642,298
Interest-bearing transaction accounts	4,389,672	3,862,443	4,373,830	3,613,484
Time deposits	1,100,911	781,199	922,935	882,379
Total deposits	8,732,650	7,088,800	8,659,031	6,810,050
Short-term borrowings	311,875	112,533	197,557	95,111
Other borrowings	219,202	204,266	218,811	162,643
Total interest-bearing liabilities	7,023,530	5,630,480	6,807,532	5,395,915
Stockholders' equity	1,092,720	822,001	1,095,861	795,554

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Interest Income
Loans and fees	$95,295	$57,773	$325,001	$237,037
Federal funds sold and interest-bearing deposits with banks	449	190	1,295	440
Taxable investment securities and other	10,769	4,966	35,352	17,208
Tax exempt investment securities	1,666	802	5,895	2,633
Total Interest Income	108,179	63,731	367,543	257,318
Interest Expense
Deposits	21,767	3,444	44,253	16,793
Federal funds purchased and securities sold under agreements to repurchase	2,771	20	3,658	78
Other borrowings	2,001	1,238	7,017	5,612
Total Interest Expense	26,539	4,702	54,928	22,483
Net Interest Income	81,640	59,029	312,615	234,835
(Benefit) provision for credit losses	(2,760)	408	8,514	(10,896)
Net Interest Income after (Benefit) Provision for Credit Losses	84,400	58,621	304,101	245,731
Noninterest Income
Service charges on deposit accounts	2,840	2,579	10,985	9,856
Commissions and fees	2,243	1,977	9,116	6,939
Income on bank owned life insurance	862	754	3,980	2,676
Gain (loss) on equity securities	11	(94)	(1,302)	(285)
Gain on sales of loans	269	399	2,765	2,264
Gain on investment securities transactions, net	—	—	—	9
Swap income	466	—	1,576	634
Other income	332	249	979	268
Total Noninterest Income	7,023	5,864	28,099	22,361
Noninterest Expense
Compensation and employee benefits	26,914	20,186	108,167	82,589
Premises and equipment	7,657	6,171	30,882	24,773
FDIC insurance	690	548	2,724	2,341
Data processing	1,258	1,405	6,238	5,454
Merger-related expenses	533	710	8,606	1,782
Other operating expenses	8,318	6,530	31,591	23,818
Total Noninterest Expense	45,370	35,550	188,208	140,757
Income before provision for income taxes	46,053	28,935	143,992	127,335
Provision for income taxes	12,476	6,765	36,623	32,294
Net Income	$33,577	$22,170	$107,369	$95,041
Per Share of Common Stock
Basic earnings	$0.51	$0.43	$1.64	$1.85
Diluted earnings	$0.51	$0.43	$1.63	$1.85
Dividends	$0.145	$0.135	$0.570	$0.530

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(dollars in thousands)	December 31, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$223,299	$199,158
Interest-bearing deposits due from banks	12,651	29,372
Total cash and cash equivalents	235,950	228,530
Investment securities available for sale, at estimated fair value (allowance for credit losses of $310 at December 31, 2022 and $83 at December 31, 2021)	1,054,312	769,956
Investment securities held to maturity (estimated fair value of $760,455 at December 31, 2022 and $815,211 at December 31, 2021, allowance for credit losses of $107 at December 31, 2022 and $181 at December 31, 2021)	923,308	824,956
Equity securities, at fair value	17,283	17,368
Federal Home Loan Bank and other membership stocks, at cost	42,483	9,049
Loans held for sale	536	1,943
Loans, net of deferred fees	7,866,050	5,976,148
Less: Allowance for credit losses	70,264	58,047
Net loans	7,795,786	5,918,101
Premises and equipment, net	55,429	45,916
Operating lease right-of-use assets	20,052	15,222
Accrued interest receivable	33,374	19,209
Goodwill	271,829	156,277
Other identifiable intangible assets	9,088	2,420
Bank owned life insurance	156,985	117,356
Other assets	167,425	71,753
Total Assets	$10,783,840	$8,198,056
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$2,113,289	$1,732,452
Savings and interest-bearing transaction accounts	5,246,005	4,474,144
Time deposits $250 thousand and under	901,505	623,393
Time deposits over $250 thousand	306,672	135,834
Total deposits	8,567,471	6,965,823
Federal funds purchased and securities sold under agreements to repurchase	728,797	106,453
Other borrowings	25,000	25,000
Subordinated debentures	194,264	179,043
Operating lease liabilities	21,449	16,523
Other liabilities	138,272	78,200
Total Liabilities	9,675,253	7,371,042
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,002,738 shares and outstanding 64,871,703 shares at December 31, 2022 and issued 50,737,400 shares and outstanding 50,606,365 shares at December 31, 2021	855,425	565,862
Retained earnings	329,375	259,340
Treasury shares, at cost, 131,035 shares at December 31, 2022 and December 31, 2021	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(74,761)	3,264
Total Stockholders' Equity	1,108,587	827,014
Total Liabilities and Stockholders' Equity	$10,783,840	$8,198,056

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Income Statement
Net interest income	$81,640	$80,285	$80,302	$70,388	$59,029
Benefit (provision) for credit losses	2,760	(1,358)	(3,644)	(6,272)	(408)
Gain on investment securities transactions, net	—	—	—	—	—
Gain on sales of loans	269	355	715	1,426	399
Gain (loss) on equity securities	11	(464)	(364)	(485)	(94)
Other noninterest income	6,743	7,342	6,712	5,839	5,559
Merger-related expenses	(533)	(3,488)	—	(4,585)	(710)
Other noninterest expense	(44,837)	(44,323)	(45,068)	(45,374)	(34,840)
Pretax income	46,053	38,349	38,653	20,937	28,935
Provision for income taxes	(12,476)	(9,603)	(9,536)	(5,008)	(6,765)
Net income	$33,577	$28,746	$29,117	$15,929	$22,170

Basic earnings per common share	$0.51	$0.44	$0.44	$0.25	$0.43
Diluted earnings per common share	$0.51	$0.44	$0.44	$0.25	$0.43
Dividends paid per common share	$0.145	$0.145	$0.145	$0.135	$0.135
Dividends paid	$9,505	$9,506	$9,507	$8,809	$6,921
Weighted average shares - basic	64,854	64,842	64,828	63,961	50,647
Weighted average shares - diluted	65,222	65,061	64,989	64,238	50,959

Selected Operating Ratios
Annualized return on average assets	1.26%	1.10%	1.15%	0.64%	1.06%
Annualized return on average common equity	12.19%	10.33%	10.71%	5.89%	10.70%
Annualized return on average tangible common equity (1)	16.42%	13.87%	14.45%	7.88%	13.26%
Annualized net interest margin	3.28%	3.28%	3.38%	3.02%	2.98%
Efficiency ratio (1)	49.67%	49.76%	50.69%	57.77%	53.19%
Common stockholders' equity to total assets	10.28%	10.29%	10.51%	10.60%	10.09%
Tangible common equity to tangible assets (1)	7.88%	7.83%	8.01%	8.07%	8.31%
Tier 1 risk-based ratio	11.24%	11.16%	11.12%	11.34%	11.15%
Total risk-based ratio	13.83%	13.78%	13.74%	14.03%	14.48%
Tier 1 leverage ratio	9.16%	9.10%	9.05%	8.97%	8.51%
Common equity tier 1 capital ratio	10.71%	10.62%	10.57%	10.72%	10.67%
Book value per common share	$17.09	$16.70	$16.82	$16.82	$16.34
Tangible book value per common share (1)	$12.76	$12.36	$12.47	$12.45	$13.21

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Selected Balance Sheet Data at Period End
Loans	$7,866,050	$7,568,826	$7,408,540	$7,137,793	$5,976,148
Allowance for credit losses on loans	70,264	68,879	68,836	67,112	58,047
Investment securities	2,037,386	2,047,186	2,124,213	2,139,054	1,621,329
Total assets	10,783,840	10,515,599	10,374,178	10,275,233	8,198,056
Total deposits	8,567,471	8,677,799	8,501,804	8,748,909	6,965,823
Short-term borrowings	728,797	357,787	432,206	102,911	106,453
Other borrowings	219,264	219,148	219,027	218,904	204,043
Stockholders' equity	1,108,587	1,082,406	1,090,145	1,089,282	827,014

Loans
Non owner occupied commercial	$2,906,014	$2,873,824	$2,777,003	$2,639,784	$2,316,284
Owner occupied commercial	1,246,189	1,141,290	1,179,527	1,122,754	908,449
Multifamily	1,260,814	1,186,036	1,134,938	1,104,206	972,233
Non owner occupied residential	218,026	222,597	221,339	225,795	177,097
Commercial, industrial and other	606,276	612,494	647,531	620,611	405,832
Paycheck Protection Program	435	734	10,404	36,785	56,574
Construction	380,100	381,109	370,777	404,186	302,228
Equipment finance	151,575	137,999	134,136	123,943	123,212
Residential mortgages	765,552	690,453	622,417	564,042	438,710
Consumer and home equity	331,069	322,290	310,468	295,687	275,529
Total loans	$7,866,050	$7,568,826	$7,408,540	$7,137,793	$5,976,148

Deposits
Noninterest-bearing	$2,113,289	$2,288,902	$2,330,550	$2,300,030	$1,732,452
Savings and interest-bearing transaction accounts	5,246,005	5,354,716	5,407,212	5,602,674	4,474,144
Time deposits	1,208,177	1,034,181	764,042	846,205	759,227
Total deposits	$8,567,471	$8,677,799	$8,501,804	$8,748,909	$6,965,823

Total loans to total deposits ratio	91.8%	87.2%	87.1%	81.6%	85.8%

Selected Average Balance Sheet Data
Loans	$7,729,510	$7,517,878	$7,229,175	$7,021,462	$5,902,152
Investment securities	2,145,252	2,160,719	2,188,199	2,019,578	1,423,650
Interest-earning assets	9,923,173	9,755,797	9,588,396	9,504,287	7,874,181
Total assets	10,534,884	10,358,600	10,192,140	10,138,437	8,332,637
Noninterest-bearing demand deposits	2,240,197	2,325,391	2,310,702	2,194,038	1,775,119
Savings deposits	1,001,870	1,092,222	1,153,591	1,131,359	670,039
Interest-bearing transaction accounts	4,389,672	4,337,559	4,369,067	4,399,531	3,862,443
Time deposits	1,100,911	905,735	803,421	879,427	781,199
Total deposits	8,732,650	8,660,907	8,636,781	8,604,355	7,088,800
Short-term borrowings	311,875	240,728	130,242	104,633	112,533
Other borrowings	219,202	219,082	218,958	217,983	204,266
Total interest-bearing liabilities	7,023,530	6,795,326	6,675,279	6,732,933	5,630,480
Stockholders' equity	1,092,720	1,104,145	1,090,613	1,095,913	822,001

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	4.84%	4.43%	4.22%	3.92%	3.88%
Taxable investment securities and other	2.41%	2.12%	1.81%	1.60%	1.60%
Tax-exempt securities	2.36%	2.12%	2.02%	1.91%	2.20%
Federal funds sold and interest-bearing cash accounts	3.68%	2.21%	0.55%	0.16%	0.14%
Total interest-earning assets	4.31%	3.90%	3.61%	3.25%	3.22%
Liabilities
Savings accounts	0.29%	0.25%	0.18%	0.17%	0.05%
Interest-bearing transaction accounts	1.46%	0.97%	0.33%	0.25%	0.24%
Time deposits	1.77%	1.00%	0.39%	0.40%	0.51%
Borrowings	3.52%	2.15%	2.04%	1.95%	1.55%
Total interest-bearing liabilities	1.50%	0.94%	0.40%	0.34%	0.33%
Net interest spread (taxable equivalent basis)	2.81%	2.96%	3.22%	2.92%	2.89%
Annualized net interest margin (taxable equivalent basis)	3.28%	3.28%	3.38%	3.02%	2.98%
Annualized cost of deposits	0.99%	0.62%	0.22%	0.19%	0.19%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$68,879	$68,836	$67,112	$58,047	$57,953
Initial allowance for credit losses on purchased credit deteriorated loans	—	—	—	12,077	—
Charge-offs on purchased credit deteriorated loans	—	—	—	(7,634)	—
Provision (benefit) for credit losses on loans	1,464	11	1,583	4,630	(87)
Charge-offs	(138)	(56)	(365)	(170)	(461)
Recoveries	59	88	506	162	642
Balance at end of period	$70,264	$68,879	$68,836	$67,112	$58,047
Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$(4)	$4	$—
Owner occupied commercial	—	—	(337)	24	(1)
Multifamily	—	—	—	—	—
Non owner occupied residential	—	—	—	(14)	(136)
Commercial, industrial and other	(24)	(49)	272	778	(449)
Construction	—	—	—	6,804	(4)
Equipment finance	51	(23)	(40)	82	60
Residential mortgages	—	—	—	(48)	49
Consumer and home equity	52	40	(32)	12	300
Net (recoveries) charge-offs	$79	$(32)	$(141)	$7,642	$(181)

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Non-Performing Assets
Non owner occupied commercial	$618	$307	$324	$5,482	$3,009
Owner occupied commercial	9,439	10,322	12,587	2,626	2,810
Non owner occupied residential	441	868	839	2,430	2,852
Construction	2,978	3,623	4,882	6,098	6,763
Commercial, industrial and other	980	—	—	220	—
Equipment financing	114	226	112	51	43
Residential mortgages	2,011	2,226	2,249	1,935	817
Consumer and home equity	781	798	1,168	898	687
Total non-performing assets	$17,362	$18,370	$22,161	$19,740	$16,981

Loans past due 90 days or more and still accruing	$—	$31	$—	$—	$1
Loans restructured and still accruing	2,640	3,113	3,189	3,290	3,342
Ratio of allowance for credit losses on loans to total loans	0.89%	0.91%	0.93%	0.94%	0.97%
Total non-accrual loans to total loans	0.22%	0.24%	0.30%	0.28%	0.28%
Total non-performing assets to total assets	0.16%	0.17%	0.21%	0.19%	0.21%
Annualized net (recoveries) charge-offs to average loans	—%	—%	(0.01)%	0.44%	(0.01)%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,108,587	$1,082,406	$1,090,145	$1,089,282	$827,014
Less: Goodwill	271,829	271,829	271,829	271,829	156,277
Less: Other identifiable intangible assets	9,088	9,669	10,250	10,842	2,420
Total tangible common stockholders' equity at end of period - Non-GAAP	$827,670	$800,908	$808,066	$806,611	$668,317
Shares outstanding at end of period	64,872	64,804	64,794	64,780	50,606
Book value per share - GAAP	$17.09	$16.70	$16.82	$16.82	$16.34
Tangible book value per share - Non-GAAP	$12.76	$12.36	$12.47	$12.45	$13.21
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$827,670	$800,908	$808,066	$806,611	$668,317
Total assets at end of period - GAAP	$10,783,840	$10,515,599	$10,374,178	$10,275,233	$8,198,056
Less: Goodwill	271,829	271,829	271,829	271,829	156,277
Less: Other identifiable intangible assets	9,088	9,669	10,250	10,842	2,420
Total tangible assets at end of period - Non-GAAP	$10,502,923	$10,234,101	$10,092,099	$9,992,562	$8,039,359
Common equity to assets - GAAP	10.28%	10.29%	10.51%	10.60%	10.09%
Tangible common equity to tangible assets - Non-GAAP	7.88%	7.83%	8.01%	8.07%	8.31%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$33,577	$28,746	$29,117	$15,929	$22,170
Total average common stockholders' equity - GAAP	$1,092,720	$1,104,145	$1,090,613	$1,095,913	$822,001
Less: Average goodwill	271,829	271,829	271,829	265,409	156,277
Less: Average other identifiable intangible assets	9,386	9,982	10,569	10,851	2,544
Total average tangible common stockholders' equity - Non-GAAP	$811,505	$822,334	$808,215	$819,653	$663,180
Return on average common stockholders' equity - GAAP	12.19%	10.33%	10.71%	5.89%	10.70%
Return on average tangible common stockholders' equity - Non-GAAP	16.42%	13.87%	14.45%	7.88%	13.26%
Calculation of Efficiency Ratio
Total noninterest expense	$45,370	$47,811	$45,068	$49,959	$35,550
Less:
Amortization of core deposit intangibles	581	581	593	596	210
Merger-related expenses	533	3,488	—	4,585	710
Noninterest expense, as adjusted	$44,256	$43,742	$44,475	$44,778	$34,630
Net interest income	$81,640	$80,285	$80,302	$70,388	$59,029
Total noninterest income	7,023	7,233	7,063	6,780	5,864
Total revenue	$88,663	$87,518	$87,365	$77,168	$64,893
Tax-equivalent adjustment on municipal securities	443	395	382	346	213
Total revenue, as adjusted	$89,106	$87,913	$87,747	$77,514	$65,106
Efficiency ratio - Non-GAAP	49.67%	49.76%	50.69%	57.77%	53.19%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	For the Twelve Months Ended December 31,
(dollars in thousands)	2022	2021
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$107,369	$95,041
Total average common stockholders' equity - GAAP	$1,095,861	$795,554
Less: Average goodwill	270,246	156,277
Less: Average other identifiable intangible assets	10,192	2,866
Total average tangible common stockholders' equity - Non-GAAP	$815,423	$636,411
Return on average common stockholders' equity - GAAP	9.80%	11.95%
Return on average tangible common stockholders' equity - Non-GAAP	13.17%	14.93%
Calculation of Efficiency Ratio
Total noninterest expense	$188,208	$140,757
Less:
Amortization of core deposit intangibles	2,351	868
Merger-related expenses	8,606	1,782
Long-term debt extinguishment costs	—	831
Noninterest expense, as adjusted	$177,251	$137,276
Net interest income	$312,615	$234,835
Noninterest income	28,099	22,361
Total revenue	$340,714	$257,196
Tax-equivalent adjustment on municipal securities	1,567	700
Less: Gain on sales and calls of investment securities	—	9
Total revenue, as adjusted	$342,281	$257,887
Efficiency ratio - Non-GAAP	51.79%	53.23%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Calculation of EPS excluding non-routine transactions
Net income - GAAP	$33,577	$22,170	$107,369	$95,041
Non-Routine Transactions:
Long-term debt extinguishment costs	$—	$—	$—	$831
Tax deductible merger-related expenses	54	302	5,590	802
Tax effect on tax deductible non-routine transactions	(16)	(91)	(1,682)	(491)
Non-tax deductible merger-related expenses	479	408	3,016	980
Effect of non-routine transactions, net of tax	$517	$619	$6,924	$2,122
Net income available to common shareholders excluding non-routine transactions	$34,094	$22,789	$114,293	$97,163
Less: Earnings allocated to participating securities	390	303	1,236	1,142
Net income, excluding non-routine transactions	$33,704	$22,486	$113,057	$96,021

Weighted average shares - Basic	64,854	50,647	64,624	50,624
Weighted average shares - Diluted	65,222	50,959	64,918	50,870

Basic earnings per share - GAAP	$0.51	$0.43	$1.64	$1.85
Diluted earnings per share - GAAP	$0.51	$0.43	$1.63	$1.85

Basic earnings per share, adjusted for non-routine transactions	$0.52	$0.44	$1.75	$1.90
Diluted earnings per share, adjusted for non-routine transactions	$0.52	$0.44	$1.74	$1.89
Calculation of return on average assets excluding non-routine transactions
Net Income, excluding non-routine transactions	$34,094	$22,789	$114,293	$97,163
Average assets	10,534,884	8,332,637	10,307,245	7,974,905

Return on average assets - GAAP	1.26%	1.06%	1.04%	1.19%
Return on average assets, adjusted for non-routine transactions	1.28%	1.09%	1.11%	1.22%
Calculation of return on average equity excluding non-routine transactions
Net Income, excluding non-routine transactions	$34,094	$22,789	$114,293	$97,163
Total average common stockholders' equity	1,092,720	822,001	1,095,861	795,554

Return on average common stockholders' equity - GAAP	12.19%	10.70%	9.80%	11.95%
Return on average common stockholders' equity, adjusted for non-routine transactions	12.38%	11%	10.43%	12.21%
Calculation of return on average tangible common equity excluding non-routine transactions
Net Income, excluding non-routine transactions	$34,094	$22,789	$114,293	$97,163
Total average tangible common stockholders' equity - Non-GAAP	811,505	663,180	815,423	636,411

Return on average tangible common stockholders' equity - Non-GAAP	16.42%	13.26%	13.17%	14.93%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	16.67%	13.63%	14.02%	15.27%